Exhibit T3F

Sections 310 through 318(a) of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608, 610
Section 311(a)	613
(b)	613
Section 312(a)	701
(b)	702(b)
(c)	702(c)
Section 313(a)	703(a)
(b)	703(a)
(c)	703(a)
(d)	703(b)
Section 314(a)	704
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
Section 315(a)	601
(b)	602
(c)	601
(d)	601
(e)	514
Section 316(a)	101
(a)(1)(A)	512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104(c)
Section 317(a)(1)	503
(a)(2)	504
(b)	1003
Section 318(a)	107